Exhibit 99.1

Investor and Analyst Contact:	Media Contact:
Paul E. Anderson	Gary Hanson
(651) 458-6494	(602) 286-1777

Alpha IR Group
(651) 769-6700
nti@alpha-ir.com

NORTHERN TIER TO PARTICIPATE IN THE
DEUTSCHE BANK 23RD ANNUAL LEVERAGED FINANCE CONFERENCE

Tempe, Ariz., - Sept. 29, 2015 - /Globe Newswire/ --Northern Tier Energy LP (NYSE:NTI) (“Northern Tier”) today announced that Northern Tier management will participate with Western Refining, Inc. in the Deutsche Bank 23rd Annual Leveraged Finance Conference in Phoenix, Arizona, on Wednesday, September 30, 2015. A live webcast presentation by Western Refining, Inc. management is currently scheduled for 1:40 p.m. EDT. A link to the live webcast and the presentation will be available on the Investors section of Northern Tier’s website at www.northerntier.com beginning September 30, 2015. The presentation and archived webcast will remain available on www.northerntier.com in accordance with Northern Tier’s investor presentation archive policy.

About Northern Tier

Northern Tier Energy LP (NYSE: NTI) is an independent downstream energy company with refining, retail and logistics operations that serves the PADD II region of the United States. Northern Tier operates a 97,800 barrels per stream day refinery located in St. Paul Park, Minnesota. Northern Tier also operates approximately 165 convenience stores and supports approximately 99 franchised convenience stores, primarily in Minnesota and Wisconsin, under the SuperAmerica trademark, and a bakery and commissary under the SuperMom's brand. Northern Tier is headquartered in Tempe, Arizona.

More information about Northern Tier is available at www.northerntier.com.